UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 26, 2013

CHANTICLEER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

________________

Delaware	000-29507	20-2932652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

     11220 Elm Lane, Suite 203, Charlotte, NC 28277

(Address of principal executive office) (zip code)

___________________________________________________

(Former address of principal executive offices) (zip code)

(704) 366-5122
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement

On November 26, 2013, the Company finalized a Subscription Agreement (the “Beacher’s Subscription Agreement”) with Beachers’ LV, LLC (“Beachers”), whereby the Company subscribed for five (5) Units, with each Unit consisting of a one percent (1%) membership interest in Beachers. The total capital contribution made by the Company to Beachers was $500,000. In connection with the Beacher’s Subscription Agreement, the Company executed a Right to Purchase Agreement with Madhouse Worldwide Investments, LLC (“MWI”) whereby the Company shall issue fifty three thousand three hundred and thirty four (53,334) shares of the Company’s common stock to MWI or its assigns, in exchange for a two-year option to purchase up to twenty five percent (25%) of any ownership interest in any future Beacher’s nightclub to be offered to third party investors, and a three-year exclusive option to propose funding, participate in funding, and open future Beacher’s nightclubs in South Africa, Australia, and the United Kingdom. The terms and conditions of the Beacher’s Subscription Agreement and the Right to Purchase Agreement are fully set forth and incorporated herein as Exhibit 10.1 and 10.2, respectively.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Beacher’s Subscription Agreement

	10.2	Right to Purchase Agreement

	99.1	Press release dated December 2, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2013
Chanticleer Holdings, Inc.

	By:	/s/ Michael D. Pruitt
Michael D. Pruitt
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing
10.	Form Agreements	Furnished Electronically
99.1	Press Release dated Dec. 2, 2013	Furnished Electronically